Exhibit 10.3

AVID TECHNOLOGY, INC.

1993 DIRECTOR STOCK OPTION PLAN, AS AMENDED

1.	Purpose

The purpose of this 1993 Director Stock Option Plan (the “Plan”) of Avid Technology, Inc. (the “Company”) is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company’s future progress and to provide them with a further incentive to remain as directors of the Company.

2.	Administration

The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

3.	Participation in the Plan

Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.	Stock Subject to the Plan

(a)          The maximum number of shares which may be issued under the Plan shall be 470,000 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), subject to adjustment as provided in Section 9 of the Plan. All share amounts set forth in this Plan reflect the 2-for-3 stock split approved by the Board of Directors on January 27, 1993.

(b)          If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

(c)          All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date as it may be amended from time to time (the “Code”).

5.	Terms, Conditions and Form of Options

Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a)	Initial and Annual Options

(i)           Upon the initial election of any eligible director as a director of the Company, the Company shall grant to such director an option to purchase 10,000 shares of Common Stock (the “Initial Option”).

(ii)          On the date of each annual meeting of stockholders of the Company, the Company shall grant to each eligible director who has served on the Board of Directors for a minimum of six months an option to purchase 10,000 shares of Common Stock (the “Annual Option”).

(b)          Elective Options. A director may elect to receive one or more options under the Plan (each, an “Elective Option”) in lieu of receiving all or part of the annual retainer fee and/or meeting fees otherwise payable to the director for services to the Company. Elective Options shall be subject to the following terms:

(i)           Subject to clause (ii) below, the election to receive an Elective Option in lieu of all or part of any annual retainer fee and/or meeting fee must be irrevocably made before the beginning of the taxable year in which such fee(s) would otherwise be payable, as evidenced by written notice to the Board at the time of the election (each, an “Election Notice”). The Election Notice must specify each of the fees, and if applicable, the portion of each, that is to be paid in the form of an Elective Option.

(ii)          Notwithstanding the foregoing, (a) an election to receive an Elective Option in lieu of any fees payable in 1999 may only be made with respect to fees payable after June 2, 1999 and must be made, and evidenced by an Election Notice delivered, by July 2, 1999 and (b) an election by a non-employee director, who first becomes eligible to participate in the Plan after June 2, 1999, to receive Elective Option(s) for any fee(s) otherwise payable in the remainder of the taxable year in which the director first became eligible to participate in the Plan must be made, and evidenced by an Election Notice delivered, within 30 days after the date such director first became eligible.

(iii)        Each Elective Option in lieu of all or part of an annual retainer fee shall be granted on the tenth business day after the date of the annual meeting of stockholders. Each Elective Option in lieu of all or part of a meeting fee shall be granted on the tenth business day after the date of the meeting.

(iv)         The number of shares purchasable under each Elective Option shall equal the quotient of (a) the fee, or part thereof, in lieu of which the Elective Option is granted, divided by (b) the exercise price thereof as describe in (c) below.

(c)	Option Exercise Prices

(i)           The option exercise price per share for each Initial Option and each Annual Option granted under the Plan shall equal the Fair Value of the Common Stock. The “Fair Value” of the Common Stock means, as of the date of grant, (i) the last reported closing sale price of the Company’s Common Stock on the Nasdaq National Market (or, if the Common Stock is traded on a nationally recognized securities exchange, the last reported closing sale price of the Common Stock on such exchange) or (ii) if the Common Stock is not traded on Nasdaq or an exchange, the fair market value per share as determined by the Board of Directors.

(ii)          The option exercise price per share for each Elective Option granted under the Plan shall equal one-half of the Fair Value.

(d)          Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(e)          Exercise Period. Each Initial Option and each Annual Option shall become exercisable in such amounts and at such times as designated by the Board at the time of grant. Each Elective Option shall be exercisable in full on the date of grant. All options granted under the Plan shall expire six years after the date grant. If an optionee ceases to serve as a director, each option granted under the Plan may be exercised by the optionee (or, in the event of his death, by his administrator, executor or heirs), at any time within 12 months after the optionee ceases to serve as a director, to the extent such option was exercisable at the time of such cessation of service.

(f)           Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6.	Assignments

The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in Section 5(d).

7.	Effective Date

The Plan shall become effective immediately upon its adoption by the Board of Directors, but all grants of options shall be conditional upon the approval of the Plan by the stockholders of the Company within 12 months after adoption of the Plan by the Board of Directors.

8.	Limitation of Rights

(a)          No Right to Continue as a Directors. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

(b)          No Stockholders’ Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

9.	Changes in Common Stock

If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares served for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

10.	Change in Control

Notwithstanding any other provisions to the contrary in this Plan, in the event of a Change of Control (as defined below), all options outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not exercisable in accordance with their terms. A “Change in Control” shall occur or be deemed to have occurred only if any of the following events occur: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) individuals who, as of the date this Plan is adopted, constitute the Board of Directors of the Company (as of the date thereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date thereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 30% of the combined voting power of the Company’s then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

11.	Amendment of the Plan

The Board of Directors may suspend or discontinue the Plan or review or amend it in any aspect whatsoever; provided, however, that without approval of the stockholders of the Company not revisions or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to the participants under the Plan. The Plan may not be amended more than once in any six-month period.

12.	Notice.

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

13.	Governing Law

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.

Adopted by the Board of Directors on January 27, 1993.

Approved by the Stockholders on January 29, 1993.

Amended by the Board of Directors on February 16, 1995.

Amendment approved by stockholders on May 31, 1995.

Amended by the Board of Directors on April 14, 1996.

Amendment approved by the stockholders on June 5, 1996.

Amended by the Board of Directors on March 31, 1999.

Amendment approved by the stockholders on June 2, 1999.

Amended by the Board of Directors on February 23, 2000.

Amendment approved by the stockholders on June 7, 2000.